NEWS ANNOUNCEMENT

Date:	July 26, 2006

Contact:	Susan J. Cooke

To:	News Media

Release Date:	Immediate

COASTAL FINANCIAL CORPORATION

ANNOUNCES FISCAL 2006

THIRD QUARTER EARNINGS

Myrtle Beach, South Carolina, (July 26, 2006) . . . Coastal Financial Corporation (Nasdaq/CFCP) today announced earnings for the third quarter and nine months ended June 30, 2006.

Net income for the third quarter of fiscal 2006 increased 13.3% to $4.9 million or $0.25 per share ($0.24 per share diluted), as compared to $4.4 million or $0.22 per share ($0.21 per share diluted) for the same period of fiscal 2005.

Net income for the first three quarters of fiscal 2006 increased 11.9% to $14.0 million or $0.72 per share ($0.69 per share diluted), compared to $12.5 million or $0.65 per share ($0.61 per share diluted) for the same period of fiscal 2005.

At June 30, 2006, assets totaled $1.6 billion, an increase of 9.7%, or $143.5 million, from $1.5 billion at June 30, 2005. Customer deposits increased 5.8% to $927.1 million at June 30, 2006, as compared to $876.6 million at June 30, 2005 and Shareholders’ equity grew by 7.0% during the same period.

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Returns on average assets and average equity were 1.21% and 19.48%, respectively, for the three months ended June 30, 2006, compared to 1.19% and 18.80%, respectively, for the prior year period.

At June 30, 2006, non-performing assets to total assets were 0.12% as compared with 0.29% at June 30, 2005.

Michael C. Gerald, President and Chief Executive Officer of Coastal Financial Corporation, said: “Our financial performance during this quarter, and year-to-date, reflects well on our region’s continuing economic strength and on Coastal Financial’s ability to effectively execute its strategic plans. The increase in Customer deposits and loans through internal growth and de novo branching activities coupled with our steadfast dedication to our QUEST FOR EXCELLENCE Business Model have also been key factors in our exceptional financial performance through the first nine months of fiscal 2006.”

“During the third quarter, we announced a 12.3% increase in fiscal 2006 second quarter net income over the comparable prior year quarter, and a five cents ($.05) per share cash dividend which was paid July 21, 2006 to Shareholders of record as of July 7, 2006.

“Other notable events and accomplishments during this quarter include the opening of our newest branch office in Conway, South Carolina, the acquisition of a site for a new branch office at the intersection of Highway17 and Windy Hill Road in North Myrtle Beach, South Carolina, and the nearing of completion of new branch offices at the intersection of Highways 544 and Singleton Ridge Road in Conway, South Carolina and at Sayebrook Village West in Surfside Beach, South Carolina. These events and accomplishments clearly indicate the progress we made during the third quarter toward our Basic Corporate Objective of Maximizing The Value Of Our Shareholders’ Investment and our Long-Term Goal of Being The Best Financial Services Company In Our Marketplace,” concluded Mr. Gerald.

Coastal Financial Corporation, headquartered in Myrtle Beach, South Carolina, offers a broad range of commercial, consumer and mortgage financial services through two subsidiaries, Coastal Federal Bank and Coastal Retirement, Estate and Tax Planners, Inc. Coastal Federal Bank, with assets over $1.6 billion, is a federally chartered and FDIC insured Community Bank with twenty-two offices serving the Communities of Horry and Georgetown Counties, South Carolina and Brunswick and New Hanover Counties, North Carolina. Coastal Retirement, Estate and Tax Planners offers professional, objective, fee-based financial planning services. Additional information about Coastal Federal is available on its web site at www.coastalfederal.com.

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Stock Trading Information

The common stock of Coastal Financial Corporation is traded on the Nasdaq Stock Market under the symbol “CFCP.” For information, contact Raymond James Financial Services at 1-843-918-7600.

Dividend Reinvestment and Direct Stock Purchase Plan

Coastal Financial Corporation offers Shareholders a Dividend Reinvestment and Direct Stock Purchase Plan which provides existing and new Shareholders a convenient means for making purchases of Coastal Financial shares free of fees and brokerage commissions. Additional cash contributions, up to $1,000 per quarter, can be made to purchase additional shares. For more information, contact the Transfer Agent at 1-800-866-1340, Ext. 2511, or Investor Relations.

Shareholder Services

Shareholders desiring to enroll in the Coastal Financial Corporation Dividend Reinvestment Plan, change the name, address, or ownership of their stock certificates, report lost or stolen certificates, or consolidate accounts should contact the Transfer Agent at 1-800-866-1340, Ext. 2511, or Investor Relations.

Investor Relations

Analysts, investors and others seeking financial information should contact:

Susan J. Cooke – Senior Vice President and Secretary
Coastal Financial Corporation
2619 Oak Street
Myrtle Beach, South Carolina 29577
(843) 205-2676

Forward Looking Statements

This report may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, that represent the Company’s expectations or beliefs concerning future events. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond the Company’s control and which may cause its actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

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They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•              Competitive pressures among depository and other financial institutions in the Company’s market areas may increase significantly.

•              Adverse changes in the economy or business conditions, either nationally or in the Company’s market areas, could increase credit-related losses and expenses and/or limit growth.

•              Increases in defaults by borrowers and other delinquencies could result in increases in the Company’s provision for losses on loans and related expenses.

•              The Company’s inability to manage growth effectively, including the successful expansion of the Company’s Customer support, administrative infrastructure and internal management systems, could adversely affect the Company’s results of operations and prospects.

•              Fluctuations in interest rates and market prices could reduce the Company’s net interest margin and asset valuations and increase expenses.

•              The consequences of continued bank acquisitions and mergers in the Company’s market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to the Company’s detriment.

•              The Company’s continued growth will depend in part on its ability to enter new markets successfully and capitalize on other growth opportunities.

•              Changes in legislative or regulatory requirements, or actions by the Securities and Exchange Commission (“SEC”), the Financial Accounting Standards Board (“FASB”), or the Public Company Accounting Oversight Board, applicable to the Company and its subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•              Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase the Company’s tax expense or adversely affect its Customers’ businesses.

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•              Company initiatives now in place or introduced in the future, not producing results consistent with historic growth rates or results which justify their costs.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this report. Except as may be required by applicable law or regulation, the Company undertakes no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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COASTAL FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in Thousands Except Per Share Data)

	Three Months Ended			Nine Months Ended
	June 30, 2006	June 30, 2005	Percentage Change	June 30, 2006	June 30, 2005	Percentage Change

Interest Income	$25,572	$20,337	25.74%	$72,748	$57,195	27.19%
Interest Expense	11,662	7,831	48.92%	32,393	21,278	52.24%

Net Interest Income	13,910	12,506	11.23%	40,355	35,917	12.36%

Provision for Loan Losses	430	550	-21.82%	1,160	1,525	-23.93%

Net Interest Income After
Provision for Loan Losses	13,480	11,956	12.75%	39,195	34,392	13.97%

Other Income*	4,672	3,101	50.66%	12,461	9,204	35.39%

General & Administrative Expenses	10,556	8,420	25.37%	30,162	24,520	23.01%

Earnings Before Taxes	7,596	6,637	14.45%	21,494	19,076	12.68%

Income Taxes	2,659	2,281	16.57%	7,469	6,541	14.19%

Net Income	$4,937	$4,356	13.34%	$14,025	$12,535	11.89%

Earnings Per Common Share

Basic	$0.25	$0.22	13.64%	$0.72	$0.65	10.77%

Diluted	$0.24	$0.21	14.29%	$0.69	$0.61	13.11%

Average Common Shares Outstanding Basic (in thousands)	19,609	19,423	0.96%	19,518	19,314	1.06%

Average Common Shares Outstanding Diluted (in thousands)	20,436	20,497	-0.30%	20,404	20,400	0.02%

Net Interest Margin	3.68%	3.71%	-0.81%	3.65%	3.68%	-0.82%

Return on Average Assets	1.21%	1.19%	1.68%	1.17%	1.19%	-1.68%

Return on Average Equity	19.48%	18.80%	3.62%	18.74%	18.56%	0.97%

* Losses on sales of securities of $443,000 and $459,000 are included in other income for the quarter and nine months ended June 30, 2006, respectively. For the quarter and nine months ended June 30, 2005, gains (losses) on sales of securities were ($127,000) and $279,000, respectively.

COASTAL FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in Thousands Except Per Share Data)
(CONTINUED)

	At June 30, 2006	At Sept 30, 2005	At June 30, 2005	Percentage Change from September 30, 2005

Total Assets (1)	$1,624,081	$1,543,459	$1,480,547	5.22%

Loans Receivable, Net	$1,053,077	$942,381	$911,828	11.75%

Customer Deposits (1) (2)	$927,071	$901,013	$876,610	2.89%

Shareholders’ Equity	$102,577	$97,221	$95,829	5.51%

Non-Performing Assets to Total Assets (3)	0.12%	0.22%	0.29%	-45.45%

Allowance for Loan Losses as a Percentage of Total Net Loans	1.19%	1.25%	1.30%	-4.80%

Tangible Book Value Per Share	$5.21	$5.00	$4.93	4.20%

	At or for the Three Months Ended June 30, 2006	At or for the Three Months Ended Sept. 30, 2005	Percentage Change
Credit Quality:
Non-Performing Loans	$1,290	$2,641	-51.15%
Non-Performing Loans as a % of Loans	0.12%	0.28%	-57.14%
Allowance for Loan Losses as a % of Non-Performing Loans	973.18%	444.83%	118.78%
Non-Performing Assets (3)	$1,930	$3,459	-44.20%
Non-Performing Assets as a % of Loans and Foreclosed Property	0.18%	0.37%	-51.35%
Net Loan Charge-Offs as a % of Average Loans (Annualized)	0.03%	0.12%	-75.00%

Stock Performance
At quarter end:
Market Price Per Share of Common Stock	$13.04	$13.65	-4.47%
Indicated Annual Dividend	$0.20	$0.18%	11.11%
Dividend Yield	1.53%	1.32%	15.91%
Price/Book Ratio	250.00%	273.00	-8.42%
Market Capitalization	$256,605	$265,689	-3.42%

(1)  Total Assets and Customer Deposits in prior periods have been reclassified to conform to the June 30, 2006 presentation.

(2)  Customer Deposits exclude brokered deposits. Brokered deposits were $135,177, $169,905 and $125,486 at June 30, 2006, September 30, 2005 and June 30, 2005, respectively.

(3)  Non-performing assets consist of non-accrual loans 90 days or more past due and real estate owned.